UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2016

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On December 12, 2016, Teledyne Technologies Incorporated (“Teledyne”), through its subsidiary Rhombi Holdings Limited (“Teledyne Bidco”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”) disclosing the terms of a recommended offer (the “Offer”) by Teledyne to acquire all of the issued and outstanding and to be issued shares of e2v technologies plc, a public limited company registered in England and Wales (“e2v”), in a cash transaction (the “Acquisition”) to be effected by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act 2006 (the “Companies Act”). In connection with the Acquisition, Teledyne, together with certain of its subsidiaries as guarantors, has entered into a Credit Agreement (the “Bridge Facility”) dated December 11, 2016 with Bank of America, N.A., as administrative agent and a lender and the other lenders parties thereto from time to time. The lenders under the Bridge Facility (the “Bridge Lenders”) have committed to lend up to £625,000,000 to fund the Acquisition.

Rule 2.7 Announcement

On December 12, 2016, Teledyne Bidco issued the Rule 2.7 Announcement disclosing the terms of the Offer. For each e2v share held, e2v shareholders will receive 275 pence pursuant to the terms of the Offer.  The Offer values e2v at a maximum equity value of approximately £620 million on a fully diluted basis. The aggregate enterprise value for the transaction is expected to be approximately £627 million (or approximately $789 million) taking into account expected vesting of e2v employee equity awards and net debt. For the year ended March 31, 2016, e2v had sales of approximately £236 million.

The Acquisition will be conditional upon, among other things, (i) approval of a majority in number of e2v shareholders who vote, representing not less than 75% in value of the e2v shares voted, in person or by proxy, at an e2v shareholder meeting (the “Court Meeting”) convened with the permission of the High Court of England and Wales (the “Court”); (ii) approval by a majority of at least 75% of the votes cast by e2v shareholders at a separate e2v shareholder general meeting; (iii) the sanction of the Scheme by the Court and the filing of the Court order with the Registrar of Companies in England and Wales; and (iv) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the approval of the acquisition by the relevant regulatory authorities or the expiration or termination of applicable waiting periods under the antitrust laws and foreign investment notification requirements of certain other jurisdictions, including Germany and France, and associated approvals and clearances being received. It is expected that, subject to the satisfaction or, where applicable, waiver of all relevant conditions, the Acquisition will be completed in the first half of 2017.

Teledyne reserves the right, subject to the prior consent of the United Kingdom Panel on Takeovers and Mergers (the “Panel”), to elect to implement the Offer by way of a contractual takeover offer (as such term is defined in the Companies Act) (a “Takeover Offer”).

Bridge Facility

In connection with the proposed acquisition of e2v, Teledyne, together with certain of its subsidiaries as guarantors, has entered into the Bridge Facility with the Bridge Lenders. Pursuant to the Bridge Facility, the Bridge Lenders have committed to lend up to £625,000,000 to fund the Acquisition. Loans advanced under the Bridge Facility will mature 364 days from the date the loans are made. The Bridge Facility is unsecured and, except as described in the following paragraph, contains representations and warranties, covenants, events of default and certain other provisions on substantially the same terms as the Amended and Restated Credit Agreement, dated as of March 1, 2013, with the lender parties thereto and Bank of America, N.A. as administrative agent, swing-line lender and L/C issuer, as amended. Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne Scientific & Imaging, LLC and Teledyne LeCroy, Inc., each of which is a subsidiary of Teledyne, are guarantors under the Bridge Facility. Borrowings under the Bridge Facility will bear interest at a variable annual rate based on LIBOR plus an applicable margin based on the leverage of Teledyne and its subsidiaries from time to time.

Borrowings under the Bridge Facility will be subject to customary “certain funds” provisions consistent with the Code. Such provisions apply until the date that is the earlier of, among other things: (i) June 11, 2017; or (ii) the date on which the Scheme or, if applicable, Takeover Offer under the Code with respect to the Acquisition has become effective, wholly unconditional or has lapsed or been terminated or withdrawn (the “Certain Funds Period”).

During the Certain Funds Period, there are a limited range of circumstances in which funds cannot be drawn under the Bridge Facility to pay the consideration under the Offer, or if funded, the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable. These circumstances include the occurrence of certain major defaults or breaches of major representations.

The Bridge Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking or financial advisory transactions with Teledyne and its affiliates in the ordinary course of business.  Such Bridge Lenders and their affiliates have received customary compensation and expenses for these commercial banking, investment banking or financial advisory transactions.

The foregoing summaries of the Rule 2.7 Announcement, and the Acquisition contemplated thereby, and the Bridge Facility do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and the full text of the Bridge Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and each of these exhibits is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 11, 2016, Teledyne entered into the Bridge Facility as described under Item 1.01 above. The description of the Bridge Facility set forth in Item 1.01 above is hereby incorporated by reference.

Item 8.01. Other Events.

On December 12, 2016, Teledyne issued a press release announcing the terms of a recommended offer by Teledyne Bidco to acquire all of the issued and to be issued shares of e2v in a cash transaction. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit 2.1	Rule 2.7 Announcement, dated December 12, 2016
Exhibit 10.1	Credit Agreement dated December 11, 2016 with Bank of America, N.A., as Administrative Agent and a lender and the other lenders parties thereto.
Exhibit 99.1	Press Release, dated December 12, 2016

Notice to Non-UK e2v Shareholders

The Offer is not being made and will not be made, directly or indirectly, in or into the United States or in any other jurisdiction in which the making of the Offer would not be in compliance with the laws of such jurisdiction. Any and all materials related to the Offer should not be sent or otherwise distributed in or into the United States whether by use of the United States mail or by any other means or instrumentality of United States commerce (including, but without limitation, the mail, facsimile transmission, telex, telephone and the Internet) or any facility of a United States national securities exchange, and the Offer cannot be accepted by any such use, means or instrumentality, in or from within the United States. Accordingly, no materials related to the Offer will be, and must not be, sent or otherwise distributed in or into or from the United States or, in their capacities as such, to custodians, trustees or nominees holding shares of e2v for United States persons, and persons receiving any such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from the United States. Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions will be invalid. No shares of e2v are being solicited from a resident of the United States and, if sent in response by a resident of the United States, will not be accepted. For the purposes of this paragraph, United States means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia.

The availability of the Offer to e2v shareholders who are not resident in and citizens of the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. Further details in relation to non-UK shareholders will be contained in the Offer documentation.

Neither the United States Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved the Offer or passed upon the completeness of this announcement or the Offer documentation. Any representation to the contrary is a criminal offense.

Forward-Looking Statements Cautionary Notice

This Current Report on Form 8-K contains forward-looking statements intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations and businesses of Teledyne and e2v in the future. These statements involve risks and uncertainties, are based on the current expectations of the management of e2v and Teledyne and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein may include statements about the expected effects on Teledyne of the Offer, the expected timing and scope of the Acquisition, anticipated earnings enhancements, estimated cost savings and other synergies, costs to be incurred in achieving synergies and other strategic options and all other statements in this announcement other than historical facts. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Actual results could differ materially from these forward-looking statements. Many factors could change anticipated results, including unanticipated issues associated with the satisfaction of the conditions to the Offer, issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals, Teledyne’s ability to integrate the acquired operations, retain customers and achieve operating synergies, the ability to develop and market new products, failure of the requisite number of e2v shareholders to approve the Acquisition, and unexpected acquisition-related costs and expenses. Certain of these and other factors that could affect e2v’s business are discussed in e2v’s Annual Report for the fiscal year ended March 31, 2016, and Half Yearly Financial Report for the first six months of fiscal 2017. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Teledyne’s periodic filings with the Securities and Exchange Commission, including its 2015 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first nine months of 2016. Neither Teledyne nor e2v undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: December 12, 2016

EXHIBIT INDEX
Description

Exhibit 2.1	Rule 2.7 Announcement, dated December 12, 2016
Exhibit 10.1	Credit Agreement dated December 11, 2016 with Bank of America, N.A., as administrative agent and a lender and the other lenders parties thereto.
Exhibit 99.1	Press Release, dated December 12, 2016